                                  EXHIBIT 11

                              ANDREW CORPORATION
                      COMPUTATION OF EARNINGS PER SHARE
                   (In thousands, except per share amounts)
                                         Three Months Ended   Nine Months Ended
                                             June 30             June 30
                                         ----------------     ----------------
                                          1996     1995         1996     1995
                                         -------  -------     -------  -------
PRIMARY EARNINGS PER SHARE

Average shares outstanding                60,189   59,581      60,120   59,335
Net effect of dilutive stock options--
based on the treasury stock method
using average market price                 1,062    1,050         796      882
                                         =======  =======     =======  =======
Total                                     61,251   60,631      60,916   60,217
                                         =======  =======     =======  =======
Net income                               $24,007  $18,960     $59,210  $45,043
                                         =======  =======     =======  =======
Per share amount                         $  0.39  $  0.31     $  0.97  $  0.75
                                         =======  =======     =======  =======

FULLY DILUTED EARNINGS PER SHARE

Average shares outstanding                60,189   59,581      60,120   59,335
Net effect of dilutive stock options--
based on the treasury stock method
using quarter end market price             1,128    1,142       1,128    1,142
                                         =======  =======     =======  =======
Total                                     61,317   60,723      61,248   60,477
                                         =======  =======     =======  =======
Net income                               $24,007  $18,960     $59,210  $45,043
                                         =======  =======     =======  =======
Per share amount                         $  0.39  $  0.31     $  0.97  $  0.74
                                         =======  =======     =======  =======
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